Exhibit 99.2

Local Law No.           of 2023

(A LOCAL LAW TO CREATE THE MEDICAL ORIENTED DISTRICT (MOD))

Section 1. Legislative Intent

It is the intent and purpose of this Local Law to create a “Medical Oriented District (MOD)” along Route 202/35 in the area immediately surrounding the existing hospital facility generally bounded by the municipal boundary with the City of Peekskill to the west and Conklin Avenue to the east and as more particularly identified on the Town of Cortlandt Zoning Map. The intent of this mapped, overlay district is to encourage economic revitalization by creating an environment conducive to medical practice and operations, and to concentrate medical facilities, transitional residential uses, and related uses to better accommodate the needs of the medical profession and those served by it. It is further the intent of this district to implement the goals and recommendations outlined in Envision Cortlandt by providing for a continuum of care, a wide range of health services, and a variety of housing options and other complementary uses in one central area with the look, feel and function of a "hamlet center.”

Section 2. Amendments to the Town Code

The following provisions shall be added to the Town Code:

A.	Definitions. Unless otherwise defined herein, the general definitions in Chapter 307 shall apply.

ASSISTED LIVING RESIDENCE. A certified adult home or facility approved by New York State Department as an Assisted Living Residence (ALR), which provides housing and personal care services and/or home care services (either directly or indirectly) in a home-like setting to five or more adult residents unrelated to the assisted living provider. ALR’s must also provide daily food service, twenty-four hour on-site monitoring, case management services, and the development of an individualized service plan for each resident. ALRs shall provide each resident their own room, a small apartment, or a shared space with a suitable roommate. Residents share common areas, such as the dining room or living room, with other people who may also require assistance with meals, personal care and/or home care services. Assisted Living residence facilities may also include memory care units and independent senior housing units with services.

INDEPENDENT SENIOR HOUSING WITH SERVICES. Apartments that include one or more of the following supportive services: meals, housekeeping, some assistance with personal care, transportation, socialization activities, laundry, and/or a resident/service coordinator who helps residents access other services and programs from community- based agencies.

STUDIO. A studio is a single residential unit in which the bedroom, living room and kitchen are all located in the same room. For purposes of bedroom count, a studio is a one- bedroom unit.

MEDICAL ORIENTED DISTRICT (MOD). A mapped, overlay district including the existing New York Presbyterian Hospital Center and the abutting parcels to the west and the parcels located across from the hospital campus with frontage on Route 202/Crompond Road. The Medical Oriented District is a zoning district where patients can access a range of health services (in partnerships between hospitals, private practices, commercial entities, and municipalities) and other complementary uses in one central area. The intent of the MOD is to create a healthy, mixed-use, neighborhood-scale district that benefits residents and employees who reside in the district as well as patients and families visiting the MOD.

COVERAGE, LOT. Percentage of the lot area covered by the combined area of all impervious surfaces on a lot, including buildings or structures, paved areas (including gravel and permeable pavement), at-grade decks, patios, and swimming pools, but not including architectural landscape features or at-grade landscape features provided above underground parking deck.

DWELLING. A building that contains one or two dwelling units, used, intended or designed to be used, rented, leased, let or hired out to be occupied for living purposes.

DWELLING UNIT. One or more rooms in a dwelling designed and equipped for one family to occupy separately as a housekeeping residence, reserved exclusively for the occupants of such room or rooms, with provisions for living, sleeping, eating, cooking and sanitation and having no enclosed space (other than vestibules, entrance hallways or porches) or cooking or sanitary facilities in common with any other dwelling unit.

Every "dwelling unit" shall contain a minimum of 600 square feet of habitable space, and every room occupied for sleeping purposes shall contain a minimum of 80 square feet per occupant. Units in an Assisted Living, Memory Care, or Independent Living setting shall not be required to meet the minimum dimensional requirements stated in this paragraph.

B.	Permitted Uses.

1.	Permitted Uses.

The following uses shall be permitted in the MOD Zoning District:

a.

Medical Uses. medical uses, including hospitals; specialty hospitals/clinics; rehabilitation centers; primary care facilities; walk-in/urgent care facilities; medical office space; hospice; alternative and complementary medicine; laboratories; research facilities; pharmacies; cafeterias in support of medical services; medical educational uses; birthing centers; ambulatory surgery; assisted living residences (ALR); independent senior living with services; skilled nursing facilities (SNF); memory care facilities or units as part of ALR or SNF.

b.	Residential uses. Residential uses. Detached, semidetached or attached one- family dwellings and multiple dwellings. All dwelling units shall be built in either a town-house, flat, or stacked style.

c.

Dining uses (non-medical uses). Cafes, bakeries, and restaurants (except drive thru) and other food services in support of medical uses. All dining uses must be located in a building with other medical uses.

2.	Nonconforming Uses and Buildings.

a.

Except as otherwise provided in this chapter, the lawful use of land existing at the time of adoption of this chapter or its predecessor may be continued although such use does not conform to the regulations specified by this chapter for the district in which such land is located; provided, however, that no such nonconforming use shall be extended to occupy a greater area of land than that occupied by such use at the time of the adoption of this chapter, nor shall any such nonconforming use be moved, in whole or in part, to any other portion of the lot or parcel of land occupied by such nonconforming use at the time of the adoption of this chapter or its predecessor; provided, further, that if any such nonconforming use of land ceases for any reason for any continuous period of one year or more, any subsequent use of such land shall be in conformity with the regulations specified by this chapter for the district in which such land is located as set forth in Article VIII Nonconforming Uses and Structures.

C.	Development Standards and controls.

1.	Height and Bulk Requirements

a.	Dimensional Requirements. Unless otherwise specified elsewhere in this ordinance, uses permitted in the MOD Zoning District shall be required to conform to the following standards:

MOD Dimensional Requirements

Minimum Lot Area	10,000 square feet
Minimum Lot Width	100 feet
Setbacks
Front	30 feet[1]
Side	30 feet[1]
Rear	30 feet[1]
Maximum Lot Coverage	60 percent
Maximum Building Height	45 feet[2]
1. Structures may also be subject to a larger non-disturbance area as further outlined in the Code
2. Unless otherwise noted

b.

Town-houses. Any residential units styled as a Town-house may have a 0’ side setback from other residential units styled as Town-houses or clusters of multiple dwellings located on a MOD parcel. These dwelling units shall also not be required to meet the minimum lot area requirement or lot width requirement, but shall be no more than 2.5 stories or 35 feet above grade. Each Town-House shall be located on its own lot with common elements of a community owned by a Homeowners Association (HOA).

c.

Multiple Dwellings. These units may be stacked upon each other. Clusters of multiple dwellings may have a 0’ side setback from other clusters of multiple dwellings or Town-houses located on a MOD parcel. These dwelling units shall not be required to meet the minimum lot area requirement or lot width requirement, but shall be no more than 2.5 stories or 35 feet above grade.

d.

Medical Use Floor Area Capacity. Any new building with medical uses shall not exceed 125,000 s.f. of net leasable area, and 150,000 s.f. in aggregate. For Assisted Living developments, net leasable area shall include all areas used for sleeping, eating, and recreation.

2.	Affordable Units
a.

No less than 10% of the base number of permitted residential units (excluding assisted living facilities) in a MOD project shall meet the Town of Cortlandt requirements for an affordable unit per § 307-4 Definitions. All affordable units shall be interspersed with market rate units throughout any residential development. The façade of an affordable unit shall be indistinguishable from the façade of a market-rate unit.

3.	Parking
a.

Parking, structured above-grade. Above-grade parking structures shall be screened from view behind primary buildings, false facades or otherwise concealed in appearance through design measures as follows:

i.

A minimum of 40% of the exterior surface area of the garage facades facing a public way or sidewalk shall be clad in materials such as brick, stone, green-wall (e.g., ivy), decorative metalwork, wood trim or other materials as approved by the Planning Board after receiving an advisory opinion from the Architectural Advisory Council (AAC) in lieu of bare structural concrete or masonry, to present an attractive appearance.

ii.	In addition to any other perimeter landscaping used or required, trees shall be planted at regular intervals to align with openings in the structures along facades facing a public street or highway.
iii.

All parking and security lighting shall be consistent with Town site lighting requirements and be provided with appropriately shielded, downward-facing lamps which direct the light only into the immediate parking areas as required for use.

iv.	Each applicant shall submit a parking management plan. If valet parking is proposed, the feasibility of valet parking must be evaluated and approved by the Planning Board.

b.

Surface Parking. When practicable, surface parking shall be located to the side and/or rear and not to the front of buildings facing Route 202. If valet parking is proposed, the feasibility of valet parking must be evaluated. The following parking standards will be applied in the MOD:

Use	Parking Requirement
Assisted Living/Independent Senior Living with Services/Skilled Nursing	0.5 spaces per bed
Birthing Center	1 space per bed plus 1 space for every employee
Hospital	1 per bed, plus 1 per employee in largest shift or as needed
Medical or dental laboratory	1 per 400 square feet of gross floor area
Residential Uses	2 per dwelling unit
Nursing home	1 per 2.5 beds, plus 1 per employee on maximum shift
Office, medical	1 space for every 150 square feet
Pharmacy (not accessory to hospital)	1 per every 250 square feet
Restaurant/Café/bakery	1 space per 50 square feet of dining area and such employee parking area as determined by the Planning Board to be appropriate.
Specialty Hospitals and Clinics	4 per physician, plus 1 per employee
Walk-In Urgent Care	4 per physician, plus 1 per employee
An Applicant may apply for reduced parking to the Planning Board under Section 307-34.1 of the Town Code
A minimum of 5% of all parking spaces shall be outfitted with electric charging stations

4.

Internal Property Subdivision. The creation of internal property subdivisions within a mixed-use development is permitted to allow for multiple ownership of properties/uses. Any eligible site hereunder may, for purposes of dedication, the creation of rights-of-way, sale, lease, mortgage, or other disposition or financing, be subdivided or re-subdivided, converted to condominium or cooperative ownership, or otherwise divided into lots, parcels or tracts, which may be sold, leased, mortgaged, or otherwise alienated or encumbered, without regard to minimum lot area provided that at least one development from the original lot prior to subdivision is developed as a medical use.

If a site meets the eligibility requirements above, then all determinations relating to lot coverage and building coverage for any lot or lots subject to internal property subdivision hereunder shall be made treating the entire site as a single unit; provided, however, that access and infrastructure shall be shared by any lot approved under this section. Reciprocal easements and/or agreements that address common access, shared parking, stormwater systems, and utilities shall be developed to ensure the future operation and maintenance of the infrastructure servicing any lot or lots approved hereunder.

No Certificate of Completion (CC), Certificate of Occupancy (CO), Temporary Certificate of Completion (TCC), or Temporary Certificate of Occupancy (TCO) shall be issued for a non-medical structure before the medical structure use proposed for the original lot prior to subdivision receives a CO.

5.

Screening and buffering. A minimum area of non-disturbance shall be required between a parcel designated as MOD and the nearest lot line of any existing residentially-zoned parcel. Within this area of non-disturbance, no trees or other vegetation shall be permitted to be removed with the exception of dead or diseased flora and invasive species, and no excavation shall occur in the area. The Non-Disturbance areas shall be as follows:

a)

No disturbance, except as otherwise allowed for in this section, shall be permitted within 100 feet from the nearest lot line of a parcel located on Cypress Lane, Nancy Lane, Ridge Road, and Tamarack Drive with an existing residential unit.

b)

No disturbance, except as otherwise allowed for in this section, shall be permitted within 30 feet from the nearest lot line of a parcel located on any other adjacent street with an existing residential unit.

In reviewing the development plan, the Planning Board shall consider the setback and proposed screening of all parking, buildings, and active recreation areas. Buffer and screening areas shall be left in their natural state. The Planning Board may require additional landscaping or screening (e.g., fences) to conceal utility buildings, refuse- collection areas, cooling systems, equipment, and other similar installations and features. The non-disturbance area shall not be varied or modified by the Zoning Board of Appeals or the Planning Board.

6.	Layout design considerations. The Planning Board shall consider walkability and connectivity within the MOD as well as streetscape and public space as integral elements of all MOD campus site plans.

7.	Design Guidelines.
a)

Architectural Design Guidelines for Buildings. Architectural design should be compatible in nature and type to other projects approved or simultaneously under consideration for MOD campus designation and shall be subject to review by the Architectural Advisory Council.

b)	Signs (including wayfinding signage). Signs shall be designed in harmony with the building and established development.
c)

Lighting. Shall be provided per Town designated standards and shall be of a consistent design throughout the MOD. Lighting should be designed to avoid light spillover to neighboring properties and glare.

d)

Each Applicant shall include in its site plan application all sustainable features of its proposed development such as geothermal, solar, and hydroelectrical technology. All roofs shall be designed to accommodate rooftop solar panels. The Planning Board may deny an application if it deems that the proposed development insufficiently utilizes sustainable design features.

8.

Vehicular circulation system and traffic access. All streets and driveways within the MOD shall be designed to adequately accommodate fire and emergency apparatus as well as serve their intended traffic function and the anticipated volume of traffic from the proposed use. Drive-thrus are prohibited for any non-medical use in the MOD.

9.

Pedestrian circulation system. Within MOD designated sites, a pedestrian circulation system shall be designed and installed in addition to the vehicular circulation system, which is sufficient for the needs of MOD residents, workers and visitors. Such a system might be composed of paved and unpaved walkways, lighting, streetscape amenities, and bikeways of appropriate width, design and location to serve their intended function.

10.

Add to the recreational inventory of the Town. MOD projects will be required to either propose new public recreation areas or pay a recreation fee as required under § 265-11 of the Subdivision Ordinance. The applicant may request a reduction in recreation fees from the Town Board for affordable units. The recreation fee shall not be reduced for any other units other than those specifically listed in the preceding sentence.

11.	Utilities and services.
i.

Underground lines. All power and communication lines shall be installed underground in the manner prescribed by the regulations of the government agency or utility company having jurisdiction. The applicant may request a waiver if it would cause unnecessary hardship and by waiving such requirement will not have a detrimental effect on the public health, safety, or general welfare as determined by the Planning Board.

ii.

Sewer and Water. All buildings within the MOD shall be served by a public central water and sewage treatment systems as approved by the appropriate government agency or agencies having jurisdiction thereof.

iii.

Firematic Protection. All buildings within the MOD shall provide adequate water for firematic protection in the form of onsite storage tanks as may be required by the Director of DOTS or their designee.

iv.

Placement of utilities. Where possible, all utilities shall be placed within the right-of-way or utility easement. No building permit for land development activities (e.g. tree removal / clearing) shall be issued by the Department of Technical Services until all utility permits including but not limited to water, sewer, gas and electric have been approved by agencies having approval jurisdiction.

v.

Future Utility needs. Where facilities are provided, they shall be planned in such a way as to anticipate future utility needs, and wherever reasonably feasible, shall be sited to reduce the capital costs associated with any future central utility construction.

12.

Refuse collection. All MOD parcels shall provide private carting with an adequate means of collecting and storing refuse, including the agreement to provide compactors and a centrally located refuse-collection site on premises. Any outside storage and garbage shall be in centrally located containers designed to prevent rodent infestations and shall provide sufficient screening as determined by the Planning Board.

13.	HVAC Systems. HVAC systems shall be designed so as to minimize adverse aesthetic impact and noise.

14.

Stormwater Runoff. A stormwater pollution prevention plan is required in accordance with all Federal, State Local rules and regulations, and shall be provided for both water quality and water quantity controls.

15.

Energy efficiency. The plan for development of any MOD site shall consider the design, construction, and arrangement of buildings in such a way as to promote energy efficiency and encourage the use of alternative energy sources, such as geo-thermal and active or passive solar systems. All applicants shall be required to complete an energy analysis that quantifies the estimated reduction in electric, gas, and water usage measured against a baseline scenario of standard consumption patterns that the proposed conservation measures are anticipated to achieve.

16.

Application to other Agencies. The Department of Technical Services shall not issue any Certificates of Occupancy, Certificates of Completion, Temporary Certificates of Occupancy, or Temporary Certificates of Completion for any above-grade structures until all off-site improvements, including, but not limited to, traffic, have been deemed complete by the agency with jurisdiction over the improvements. In addition, no permits shall be issued by the Department of Technical Services until satisfactory proof is provided that all necessary applications have been made to all agencies with jurisdiction over the off-site improvements.

Section 3. Zoning Map Amendments

The Zoning Map shall be amended to include the following parcels as MOD:

1966 Crompond Road (SBL 33.8-1-3), 1968 Crompond Road (SBL 33.8-1-1), 1970 Crompond Road (SBL 33.8-1-2), 1980 Crompond Road (SBL 33.8-1-4), 1983 Crompond Road (SBL 33.11-1-7), 1985 Crompond Road (SBL 33.12-1-3), 1987 Crompond Road (SBL 33.12-1-2), 1989 Crompond Road (SBL 33.12-1-1), 1992 Crompond Road (33.8-1-6), 2003 Crompond Road (SBL 33.12-2-8), Crompond Road (SBL 33.12-2-7), 206 Buttonwood Avenue (33.11-3-5), Buttonwood Avenue (SBL 33.11-3-36), and Lafayette Avenue (SBL 33.12-2-1).

Section 4. Update to Table of Permitted Uses

The Table of Permitted Uses shall be updated to include a column for uses in the MOD District.

Section 5. Update to Section 307-5 of the Town Code

Section 307-5(A) shall be updated to include the Medical-Oriented (MOD) District.

The following description shall be added as provision “H”:

“Medical-Oriented District. The MOD District a mapped, overlay district including the existing New York Presbyterian Hospital Center and the abutting parcels to the west and the parcels located across from the hospital campus with frontage on Route 202/Crompond Road.”

Section 6. Severability

If any clause, sentence, paragraph, subdivision, or part of this Local Law or the application thereof to any person, firm or corporation, or circumstance, shall be adjudged by any court of competent jurisdiction to be invalid or unconstitutional, such order or judgment shall not affect, impair, or invalidate the remainder thereof, but shall be confined in its operation to the clause, sentence, paragraph, subdivision, or part of this Local Law or in its application to the person, individual, firm or corporation or circumstance, directly involved in the controversy in which such judgment or order shall be rendered.

Section 7. Effective date

This local law shall take effect immediately upon filing with the Secretary of State.

BY ORDER OF THE TOWN BOARD OF THE TOWN OF CORTLANDT LAROUE ROSE SHATZKIN, TOWN CLERK

Adopted March 20, 2023

At a Regular Meeting

Held at Town Hall